EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182161, 333-162108, 333-106933, 333-97787, 333-87092, 333-47326, 333-38258, 333-38236 and 333-38250), Form S-3 (Nos. 333-152944, 333-110034, 333-105173, 333-101365, 333-99211, 333-88758 and 333-70366) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated April 19, 2013 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 19, 2013